SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) Securities
                              Exchange Act of 1934

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|_| Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

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                       REAL ESTATE ASSOCIATES LIMITED VI

                (Name of Registrant as Specified in Its Charter)

                              BOND PURCHASE, L.L.C.

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

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        pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the
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
                              Bond Purchase, L.L.C.
                                 104 Armour Road
                        North Kansas City, Missouri 64116


                                                               November 27, 2001


                          Where has all the Money Gone?


Dear Fellow Limited Partner:

     The past 20 years have not been good for REAL VI limited partners. After almost 20 years of NAPICO management, if you can call that management, NAPICO claims success by returning less than 92% of your investment in the form of tax write-offs. During the life of the Partnership there has been one meager distribution of approximately $320 per unit - all this from an original $5,000 investment. We call that a disaster.

                                   -- TAXES --

     NAPICO continues to hold approximately $3.0 million from the March 1999 partial sale of assets and can give no credible reason for the delay in distributing that cash. NAPICO claims it has been holding on to your cash because of an undefined, unexplained tax liability. You, the limited partners, have already paid taxes on the 3 million dollars. In addition, the issue of a future tax liability (recapture) is misleading because the Partnership Agreement clearly states that no assets can be sold unless the sale covers the tax liability. We believe NAPICO may conduct future asset sales to their own affiliates, as they did in 1999, at substantially undervalued prices. We also believe that NAPICO continues to hold the $3 million as a hedge against those anticipated undervalued sales and the taxes those sales may generate.

     After spending hundreds of thousands of dollars of our own money we now have the books and records of the Partnership. We know what NAPICO has been doing with your cash. We urge you to ask them to tell you. And ask them to show you the books to prove it!

                             -- BOOKS AND RECORDS --

     We stand by our previous statements that (i) there are numerous questionable transactions contained in the Partnership documents we reviewed and
(ii) NAPICO used every tactic in the book to prevent us from disseminating our findings to you. Based on our experience with NAPICO, it would seem that even though every limited partner is entitled to have access to the Partnership's book and records, as a limited partner in a NAPICO managed partnership, you must sue to exercise your rights.

                          NAPICO'S TIRED OLD REFRAIN --

     With its numerous repetitions of "Who is Bond Purchase?" and an out of context quote from a Missouri circuit court decision, NAPICO conveniently fails to tell you the facts about the Missouri lawsuit. After that lawsuit was resolved and Bond Purchase replaced the management at Nooney Realty Trust (now Maxus Realty Trust Inc.), Bond Purchase:

          o    reinstated a dividend that had been suspended for two years;

          o    increased the dividend after one year of management; and

          o sold a major asset owned by Nooney Realty Trust to a third party for 50% more than a Nooney affiliate was planning to pay before Bond Purchase took over Nooney.

     The above item represents a very similar situation to when NAPICO sold a REAL VI asset to a NAPICO affiliate in 1999 without third party biddings. That asset sale in conjunction with other REAL partnership asset sales is the basis of a class action lawsuit against NAPICO initiated by four of your fellow limited partners unaffiliated with Bond Purchase. Ask NAPICO if Partnership assets, your assets, are being used by NAPICO to defend itself against its own limited partners in that lawsuit. And ask them to show you the books to prove it!

                         ------------------------------

     Many limited partners have told us they are disgusted and have long since written off this "investment" as essentially a total loss. Consequently, there are numerous limited partners who have not yet decided to take any action. We are extending this solicitation until January 15, 2002, to give all limited partners the opportunity to review our material and our plan to maximize the value remaining in REAL VI. We welcome your questions regarding our plan to:

          o distribute the approximately 3 million tax paid dollars hoarded by NAPICO before it all evaporates in fees and expenses -- for the nine months ending September 30, 2001 as reported on the Partnership's most recent Form 10Q, NAPICO reported a loss from operations greater than $369,000 and a decrease in the Partnership's cash and cash equivalents at the end of the period of $804,109;

          o liquidate the partnership through third-party bidding to maximize the remaining value in the Partnership;

          o    reduce the management fee by 10%; and

          o if we are successful in replacing NAPICO as the general partner, we plan to re-solicit the limited partners to amend the Partnership Agreement to call for the Partnership to end on or before December 31, 2004 (the Partnership currently stipulates a termination date of 2032).

     If you have not voted or are unsure if you have returned a revocation, please take this opportunity to mark, sign, date and return the enclosed GREEN consent form in the postage paid envelope provided or for your convenience you may fax your vote toll free 1.866.470.4300.

     If you have any questions or need assistance with voting your units, please contact N.S. Taylor & Associates, Inc. who is assisting us with this matter. They can be reached toll free at 1.800.711.8662.

     This letter is being mailed to limited partners on or about November 27, 2001.

     Thank you for your continued support.

                                                               Very Truly Yours,


                                                           Bond Purchase, L.L.C.

                               (Form of Consent)
                        Real Estate Associates Limited VI
              a California Limited Partnership (the "Partnership")

                           CONSENT OF LIMITED PARTNER

          THIS CONSENT IS SOLICITED ON BEHALF OF BOND PURCHASE, L.L.C.

     LIMITED PARTNERS WHO RETURN A SIGNED CONSENT BUT FAIL TO INDICATE THEIR APPROVAL OR DISAPPROVAL AS TO ANY MATTER WILL BE DEEMED TO HAVE VOTED TO APPROVE SUCH MATTER. THIS CONSENT IS VALID FROM THE DATE OF ITS EXECUTION UNLESS DULY REVOKED.

              THIS CONSENT CARD WILL REVOKE ANY PREVIOUSLY EXECUTED
                             REVOCATION OF CONSENT.

     The undersigned has received the Consent Solicitation Statement dated June 8, 2001, as amended November 20, 2001 ("Consent Solicitation Statement") by Bond Purchase, L.L.C., a Missouri limited liability company ("Bond Purchase"), seeking the approval by written consent of the following proposals:

     (1) the removal of the current general partners, National Partnership Investments Corp., a California corporation and National Partnership Investment Associates, a California limited partnership; and

     (2) the continuation of the Partnership and the election of New G.P. as the new general partner of the Partnership (which is conditioned on the approval of proposal (1) above).

     Each of the undersigned, by signing and returning this Consent, hereby constitutes and appoints Bond Purchase, acting through its officers and employees as his or her attorney- in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement in connection with this Consent and the Consent Solicitation Statement or in order to implement an approved proposal; and hereby votes all limited partnership interests of the Partnership held of record by the undersigned as follows for the proposals set forth above, subject to the Consent Solicitation Statement.

Proposal                                         FOR     AGAINST    ABSTAIN
1. Removal of General Partners                   [ ]       [ ]        [ ]

2. Continuation of the Partnership and           [ ]       [ ]        [ ]
   election of new general partner, New G.P.

     (Please sign exactly as your name appears on the Partnership's records. Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others acting in representative capacity should indicate the capacity in which they sign and should give FULL title, and submit appropriate evidence of authority to execute the Consent)

                                            Dated: _______________________, 2001
                                                 (Important-please fill in)

                                              __________________________________
                                                               Signature / Title

                                              __________________________________
                                                               Signature / Title

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